Exhibit 10.49

AmCOMP Incorporated

Reinsurance Placement
Effective: January 1, 2006
Confirmation Contract Wording

Attached is the following Confirmation contract wording for your review.

Excess Workers’ Compensation Contract

Brokerage

10% of gross reinsurance premium to Benfield Inc; additional 5% of gross reinsurance premium to Benfield UK as respects shares placed by Benfield UK in London-based Lloyds’ Syndicates or Other London Companies.   5% on reinstatement premium to Benfield Inc; nil on reinstatement as respects shares placed by Benfield  UK in London-based Lloyds’ Syndicates or Other London Companies.

Allocation of Final Shares

The Company shall have the right to review all the authorizations and the full authority to allocate final shares. Such decisions will be at the sole discretion of the Company and may result in other than a “propositional signdown” of authorizations. As respects signdowns within the London marketplace, the final allocation of shares to individual companies or syndicates may not be proportionate to the original authorizations.

Excess Workers’ Compensation

Reinsurance Contract

Effective:  January 1, 2006

issued to

AmCOMP Preferred Insurance Company

North Palm Beach, Florida

AmCOMP Assurance Corporation

North Palm Beach, Florida

and

any and all insurance companies which are now or

hereafter come under the same ownership or management as the

AmCOMP Group

North Palm Beach, Florida

Table of Contents

Article		Page

I	Classes of Business Reinsured	1
II	Commencement and Termination	1
III	Special Termination	2
IV	Territory (BRMA 51A)	3
V	Exclusions	3
VI	Retention and Limit	7
VII	Reinstatement	7
VIII	Definitions	8
IX	Other Reinsurance	11
X	Federal Terrorism Recovery	11
XI	Annuities at Company’s Option	12
XII	Reports to the Reinsurer	12
XIII	Special Commutation	13
XIV	Salvage and Subrogation	14
XV	Premium	15
XVI	Late Payments	16
XVII	Offset and Security	17
XVIII	Access to Records (BRMA 1D)	18
XIX	Liability of the Reinsurer	18
XX	Net Retained Lines (BRMA 32E)	18
XXI	Errors and Omissions (BRMA 14F)	18
XXII	Currency (BRMA 12A)	19
XXIII	Taxes (BRMA 50B)	19
XXIV	Federal Excise Tax	19
XXV	Reserves	19
XXVI	Insolvency	21
XXVII	Arbitration	22
XXVIII	Service of Suit (BRMA 49C)	23
XXIX	Material Changes	23
XXX	Agency Agreement	23
XXXI	Governing Law (BRMA 71B)	24
XXXII	Intermediary (BRMA 23A)	24
	Schedule A

Excess Workers’ Compensation

Reinsurance Contract

Effective:  January 1, 2006

issued to

AmCOMP Preferred Insurance Company

North Palm Beach, Florida

AmCOMP Assurance Corporation

North Palm Beach, Florida

and

any and all insurance companies which are now or

hereafter come under the same ownership or management as the

AmCOMP Group

North Palm Beach, Florida

(hereinafter referred to collectively as the “Company”)

by

The Subscribing Reinsurer(s) Executing the

Interests and Liabilities Agreement(s)

Attached Hereto

(hereinafter referred to as the “Reinsurer”)

Article I - Classes of Business Reinsured

By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called “policies”) issued or renewed on or after the effective date hereof, and classified by the Company as Workers’ Compensation and Employers Liability business, subject to the terms, conditions and limitations set forth herein and in Schedule A attached to and forming part of this Contract.

Article II - Commencement and Termination

A.           This Contract shall become effective at 12:01 a.m., Eastern Standard Time, January 1, 2006, with respect to losses arising out of occurrences commencing on or after that date, and shall continue in force thereafter until terminated.

B.             Either party may terminate this Contract on any December 31 by giving the other party not less than 90 days prior notice by certified mail.

C.             Unless the Company elects that the Reinsurer have no liability for losses arising out of occurrences commencing after the effective date of termination, and so notifies the Reinsurer prior to or as promptly as possible after the effective date of termination, reinsurance hereunder on business in force on the effective date of termination shall remain in full force and effect until expiration, cancellation or next premium anniversary of such business, whichever first occurs, but in no event beyond 12 months, plus odd time (not to exceed 18 months in all), following the effective date of termination.

D.            Notwithstanding the provisions above, in the event that any policy subject to this Contract is required by statute, regulation or by order of an insurance department to be continued in force, the Reinsurer agrees to extend reinsurance coverage hereunder following the termination of this Contract with respect to such policy until the first date that the Company may lawfully non-renew, cancel or terminate such policy, whether or not the Company actually does non-renew, cancel or terminate such policy.  However, under no circumstances shall runoff coverage under this paragraph exceed 23 months.

E.              “Contract year” as used herein shall mean the period from January 1, 2006 through December 31, 2006, and each subsequent 12-month period (or portion thereof) thereafter that this Contract continues in force shall be a separate contract year.  If this Contract is terminated on a “runoff” basis, the period from the effective date of termination through the end of the “runoff” period shall be a separate contract year and referred to as the “runoff contract year.”

Article III - Special Termination

A.           Notwithstanding the provisions of paragraph B of the Commencement and Termination Article, either party may terminate this Contract at any time by giving the other party not less than 30 days prior written notice in the event any of the following circumstances occur (if terminated by either party, said termination shall be on a “runoff” basis unless the Company elects to have such termination on a “cutoff” basis; however, termination shall be on a cutoff basis if the Reinsurer terminates because the Company has failed to pay premium):

1.               The other party’s policyholders’ surplus at the beginning of any contract year has been reduced by more than 25.0% of the amount of surplus 12 months prior to that date; or

2.               The other party’s policyholders’ surplus at any time during any contract year has been reduced by more than 25.0% of the amount of surplus at the date of the other party’s most recent financial statement filed with regulatory authorities and available to the public as of the beginning of the contract year; or

3.               The other party has become merged with, acquired by or controlled by any other company, corporation or individual(s) not controlling said party’s operations previously; however, this subparagraph shall not apply to the sale of stock to a non-acquiring entity; or

4.               51.0% or more of the Company or its portfolio is purchased or sold; or

5.               The State Insurance Department or other legal authority in the other party’s state of domicile has ordered the other party to cease writing business; or

6.               The other party has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the other party for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

7.               The other party has ceased writing new and renewal property and casualty business; or

8.               The Company has failed to pay reinsurance premiums in accordance with this Contract; or

9.               A material change has occurred in any two of the Company’s three senior officers (i.e., the Chief Executive Officer, the President, or the Chief Financial Officer).

B.             Notwithstanding the provisions of paragraph B of the Commencement and Termination Article, the Company may terminate a Subscribing Reinsurer’s percentage share in this Contract by giving not less than 30 days prior written notice to the Subscribing Reinsurer in the event the Subscribing Reinsurer’s A.M. Best’s rating has been assigned or downgraded below A- (includes any “Not Rated” rating) and/or Standard & Poor’s rating has been assigned or downgraded below BBB+.

Article IV - Territory (BRMA 51A)

The territorial limits of this Contract shall be identical with those of the Company’s policies.

Article V - Exclusions

A.           This Contract does not apply to and specifically excludes the following:

1.               Reinsurance assumed by the Company under obligatory reinsurance agreements, except:

a.             Agency reinsurance where the policies involved are to be reunderwritten in accordance with the underwriting standards of the Company and reissued as Company policies at the next anniversary or expiration date;

b.              Intercompany reinsurance between any of the reinsured companies under this Contract.

2.               Ex-gratia payments.

3.               Risks subject to a deductible in excess of $25,000, or a self-insured retention excess of $25,000, unless such deductible or self-insured retention is otherwise mandated by statute or regulatory authority.

4.               Nuclear risks as defined in the “Nuclear Incident Exclusion Clause - Liability - Reinsurance (U.S.A.)” and loss or liability defined in the “Nuclear Incident Exclusion Clause - Reinsurance - No. 4” attached to and forming part of this Contract.

5.               Pollution liability coverages excluded under the provisions of the “Pollution Exclusion Clause - General Liability - Reinsurance (BRMA 39C)” attached to and forming part of this Contract.

6.               Liability as a member, subscriber or reinsurer of any Pool, Syndicate or Association, but this exclusion shall not apply to Assigned Risk Plans or similar state-mandated plans.

7.               All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund.  “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

8.               Loss or liability as excluded in the “War Risk Exclusion Clause (Reinsurance)” attached to and forming part of this Contract.

9.               Operation under the jurisdiction of the United States Longshore and Harbor Workers’ Compensation Act or the Jones Act, except for incidental exposures (i.e., 10.0% or less of the insured’s estimated payroll when the account is quoted).

10.         Operations employing the process of nuclear fission or fusion or handling of radioactive material, which operations include but are not limited to:

a.               The use of nuclear reactors such as atomic piles, particle accelerators or generators; or

b.              The use, handling or transportation of radioactive materials, or the use, handling or transportation of any weapon of war or explosive device employing nuclear fission or fusion.

However, subparagraphs a and b above shall not apply to:

i.      The exclusive use of particle accelerators incidental to ordinary industrial or education research pursuits, or

ii.     The exclusive use, handling or transportation of radioisotopes for medical or industrial use, or to radium or radium compounds.

11.         Operation of docks or wharves as related to port authorities.

12.         The manufacturing, mining, refining, processing, distribution, installation, removal or encapsulment of asbestos.

13.         Risks involving known exposure to the following substances:

a.               Dioxin;

b.              Polychlorinated biphenols;

c.               Asbestos.

14.         All railway operations except sidetrack agreements.

15.         Amusement parks, carnivals or circuses.  This exclusion shall not apply to miniature golf courses or driving range operations.

16.         Subaquaeous operations.

17.         Underground mining; however, this exclusion shall not be construed to apply to open pit-quarrying or “surface mining” operations.

18.         Blasting operations, except for incidental exposures (i.e., 10.0% or less of the insured’s estimated payroll when the account is quoted).

19.         Demolition of buildings or structures in excess of five stories.

20.         Shoring, underpinning or moving of buildings or structures.

21.         Erection or repair of scaffolds if 10.0% or more of the insured’s annual remuneration is attributed to NCCI Class Code 9529.

22.         Construction of tunnels or dams.

23.         Fireworks, fuses, or any explosive substance (as defined below) as follows:

a.               Manufacturers or importers of such items;

b.              Loading of such items into containers for use as explosive objects, propellant charges or detonation devices and the storage thereof (except as previously provided for, on an incidental basis, in exclusion 18);

c.               Manufacturers or importers of any product in which such items are an ingredient;

d.              Handling, storage, transportation or use of such items (except as previously provided for, on an incidental basis, in exclusion 18).

“Explosive substance” is defined as any substance manufactured for the express purpose of exploding as differentiated from commodities used industrially and which are only incidentally explosive.

24.         Onshore and offshore gas and oil drilling operations.

25.         Operations where principal business includes the use of any owned or unowned aircraft, or any device or machine intended for and/or aiding in the achievement of atmospheric flight, projection or orbit, for flight, and/or the ownership or operation of any airport.  This exclusion shall not apply where exposure is incidental (i.e., constitutes 10.0% or less of the insured’s payroll) to the principal business operations and the aircraft contains eight seats or fewer.

26.         Municipal law enforcement organizations and municipal fire fighting organizations, whether professional or voluntary.

27.         Logging or forestry operations.

28.         Professional employment organizations (PEO’s).

29.         Professional sports teams.

30.         Operations where the principal business of the risk is manufacturing, production, distribution, refining or storage of natural or artificial fuel, gas, butane, propane, liquefied petroleum gases or gasoline.  This exclusion shall not apply to any risk whose principal business operations are any of the following:

a.               Retail gasoline service station, either full or self service, or retail gasoline marina;

b.              Convenience store with gasoline sales with its petroleum gas and/or storage tanks located below ground.

31.         Acts of terrorism, as defined in paragraph G of the Definitions Article, that involve the following or preparation of the following:

a.               The use, release or escape of nuclear materials, or that directly or indirectly result in nuclear reaction or radiation or radioactive contamination; or

b.              That are carried out by means of the dispersal or application of pathogenic or poisonous biological or chemical materials and it appears that one purpose of the act of terrorism was to release such materials.

B.             In the event the Company is inadvertently bound on any risk which is excluded under subparagraph 9 or subparagraphs 14 through 30 of paragraph A above, the reinsurance provided under this Contract shall apply on such risk until discovery by the Company of the existence of such risk and for 30 days thereafter, or for a period of time specific to the applicable state cancellation requirements, not to exceed 120 days.  This limitation shall not apply as respects Arizona.  Coverage shall cease after such time or at policy anniversary as respects Arizona policies, unless the Company has received from the Reinsurer written notice of its approval of such risk within 30 days.

C.             Notwithstanding the foregoing, any reinsurance falling within the scope of one or more of the exclusions set forth above that is specially accepted by the Reinsurer from the Company shall be covered under this Contract and subject to all of the terms and conditions hereof, except as such terms are modified by the special acceptance.  In the event a reinsurer becomes a party to this Contract subsequent to one or more special acceptances hereunder, the new reinsurer shall automatically accept such special acceptance(s) as being covered hereunder.

Article VI - Retention and Limit

A.           As respects all losses subject hereto except losses arising out of an occurrence of an act of terrorism, as respects each excess layer of reinsurance coverage provided by this Contract, the Company shall retain and be liable for the first amount of ultimate net loss (whether involving any one or any combination of the classes of business covered hereunder, regardless of the number of policies under which such loss is payable or the number of different interests insured), shown as “Company’s Retention” for that excess layer in Schedule A attached hereto, arising out of each occurrence.  The Reinsurer shall then be liable, as respects each excess layer, for the amount by which such ultimate net loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed the amount, shown as “Reinsurer’s Per Occurrence Limit” for that excess layer in Schedule A attached hereto, as respects any one occurrence.

B.             As respects losses arising out of an occurrence of an act of terrorism, as respects each excess layer of reinsurance coverage provided hereunder, the Company shall retain and be liable for the first amount of ultimate net loss, shown as “Company’s Retention” for that excess layer in Schedule A attached hereto, arising out of each occurrence.  The Reinsurer shall then be liable, as respects each excess layer, for the amount by which such ultimate net loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed the amount shown as “Reinsurer’s Terrorism Per Occurrence Limit” for that excess layer in Schedule A attached hereto as respects any one occurrence of an act of terrorism, nor shall it exceed the amount shown as “Reinsurer’s Contract Year Terrorism Limit” for that excess layer in Schedule A attached hereto as respects loss or losses arising out of all occurrences of acts of terrorism during any one contract year.

C.             The Company deems that the maximum Employers Liability policy limit subject hereto shall not exceed $1,000,000 for policies issued in Texas and Illinois, or $2,000,000 for all other policies.  Policy limits in excess of the permissible amounts may be submitted by special acceptance to the Reinsurer for coverage hereunder, subject to the provisions of paragraph C of the Exclusions Article.

Article VII - Reinstatement

A.           In the event all or any portion of the reinsurance under any excess layer of reinsurance coverage provided by paragraph A of the Retention and Limit Article of this Contract is exhausted by loss, the amount so exhausted shall be reinstated immediately from the time the occurrence commences hereon.

1.               As respects each amount so reinstated under the first excess layer, the Company shall pay no additional premium.

2.               As respects each amount so reinstated under the second excess layer, the Company agrees to pay additional premium equal to the product of the following:

a.               The percentage of the occurrence limit for the second excess layer reinstated (based on the loss paid by the Reinsurer under that excess layer); times

b.              The earned reinsurance premium for the second excess layer for the contract year (exclusive of reinstatement premium).

B.             Whenever the Company requests payment by the Reinsurer of any loss under the second excess layer that triggers additional reinstatement premium to be paid hereunder, the Company shall submit a statement to the Reinsurer of reinstatement premium due the Reinsurer for that excess layer.  If the earned reinsurance premium for the second excess layer for the contract year has not been finally determined as of the date of any such statement, the calculation of reinstatement premium due for that excess layer shall be based on the annual deposit premium for that excess layer and shall be readjusted when the earned reinsurance premium for that excess layer for the contract year has been finally determined.  Any reinstatement premium shown to be due the Reinsurer for the second excess layer as reflected by any such statement (less prior payments, if any, for that excess layer) shall be payable by the Company concurrently with payment by the Reinsurer of the requested loss for that excess layer.  Any return reinstatement premium shown to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company’s statement.

C.             Notwithstanding anything stated herein, the liability of the Reinsurer under the second excess layer of reinsurance coverage provided by paragraph A of the Retention and Limit Article of this Contract shall not exceed $5,000,000 as respects loss or losses arising out of any one occurrence, nor shall it exceed $10,000,000 in all during any one contract year, further subject to the “Reinsurer’s Contract Year Terrorism Limit.”

Article VIII - Definitions

A.           “Ultimate net loss” as used herein is defined as the sum or sums (including loss in excess of policy limits, extra contractual obligations and any loss adjustment expense, as hereinafter defined) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all recoveries from subrogation, all recoveries, and all claims on inuring insurance or reinsurance, whether collectible or not.  Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s ultimate net loss has been ascertained.

B.             “Loss in excess of policy limits” and “extra contractual obligations” as used herein shall be defined as follows:

1.               “Loss in excess of policy limits” shall mean 90.0% of any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, such loss in excess of the Company’s policy limits having been incurred because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

2.               “Extra contractual obligations” shall mean 90.0% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.  An extra contractual obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the policy.

Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

If any provision of this paragraph B shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

C.             “Occurrence” as used herein is defined as an accident or occurrence or a series of accidents or occurrences arising out of or caused by one event, whether involving one or more of the Company’s policies, except that:

1.               As respects Workers’ Compensation policies, each occupational or industrial disease or cumulative injury case contracted by an employee of an insured shall be deemed to have been caused by a separate occurrence commencing on:

a.               The date of disability for which compensation is payable if the case is compensable under the Workers’ Compensation Law;

b.              The date disability due to the disease actually began if the case is not compensable under the Workers’ Compensation Law; or

c.               The date of cessation of employment if claim is made after employment has ceased.

2.               Notwithstanding the provisions of subparagraph 1 above, as respects losses resulting from occupational or industrial disease and cumulative injury suffered by employees of an insured for which the employer is liable as a result of a sudden and accidental event not exceeding 72 hours in duration, all such losses shall be considered one occurrence and may be combined with losses not classified as occupational or industrial disease or cumulative injury which arise out of the same event and the combination of such losses shall be considered as one occurrence within the meaning hereof.

3.               Notwithstanding the foregoing, the following shall apply to occurrences involving natural disasters:

a.               An occurrence shall be limited to damage, injury or loss arising out of a natural disaster during any continuous 168 hour period.

b.              The Company may choose the date and time when such 168 hour period commences and if the occurrence is of greater duration than 168 hours, the Company may divide such occurrence into two or more occurrences, provided no two periods overlap and provided no period commences earlier than the date and time of the first loss to the Company in such occurrence.

c.               “Natural disaster” shall mean loss caused by the perils of tornado, cyclone, windstorm, hurricane and hail arising from the same atmospheric disturbance; earthquake, including ensuing fire, landslide, mudslide, flood, tidal wave; volcanic eruptions; flood; tides; tidal wave; landslide/mudslide; and meteors.

D.            “Occupational or industrial disease” shall mean any abnormal condition that fulfills all of the following conditions:

1.               It is not traceable to a definite compensable accident occurring during the employee’s present or past employment; and

2.               It has been caused by exposure to a disease producing agent or agents present in the workers’ occupational environment; and

3.               It has resulted in a disability or death.

E.              “Cumulative injury” is any injury that fulfills all of the following conditions:

1.               It is not traceable to a definite compensable accident occurring during the employee’s present or past employment; and

2.               It has occurred from, and has been aggravated by, a repetitive employment-related activity; and

3.               It has resulted in a disability or death.

F.              “Loss adjustment expense” as used herein shall mean expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense and/or appeal of specific claims, regardless of how such expenses are classified for statutory reporting purposes.  Loss adjustment expense shall include, but not be limited to, interest on judgments, expenses of outside adjusters and claim-specific declaratory judgment expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, but shall not include office expenses or salaries of the Company’s regular employees other than medical management personnel whose cost the Company will bill to specific cases on a time and expense basis.

G.             “Act of terrorism” as used herein shall include all loss, cost or expense, including fire following, related directly or indirectly from either:

1.               Any act of any person or persons either acting on behalf of or in connection with any organization or group with activities directed towards overthrowing, intimidating, coercing or influencing of any government de jure or de facto or of its populace or its economic, political or social systems, by force, violence, weapons of mass destruction, the destruction, disruption or subversion of communication and information system infrastructures and/or its content thereof, or sabotage, and/or threat therefrom; or

2.               An act of terrorism that is certified by the Secretary of Treasury, in concurrence with the Secretary of State and the Attorney General of the United States.

Terrorism losses also include all actual or alleged losses, liabilities, damages, injuries, defense costs, and costs or expenses directly or indirectly arising out of, contributed by, caused by, resulting from, or in connection with any action taken in controlling, preventing, suppressing, retaliating against, or responding to such acts.

Notwithstanding the above, in the event a loss occurs on business subject hereunder which arises out of an act of workplace violence and is not consistent with the provisions of subparagraphs 1 and 2 above, such loss shall be covered hereunder, subject to the provisions of the Exclusions Article and all other provisions of this Contract and not considered an act of terrorism.  Further, any occurrence which is not or can not be determined, classified or certified as per subparagraphs 1 and 2 above shall be covered hereunder and not considered an act of terrorism.

H.            “Declaratory judgment expenses” as used herein shall mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company’s defense and/or indemnification obligations that are assignable to specific policies and claims subject to this Contract.  Declaratory judgment expenses shall be deemed to have been incurred by the Company on the date of the original loss (if any) giving rise to the declaratory judgment action.  In the event there is no loss other than declaratory judgment expenses with respect to any claim hereunder, such expenses shall be deemed loss for purposes of this Contract.

Article IX - Other Reinsurance

A.           The Company shall be permitted to carry facultative reinsurance, recoveries under which shall inure to the benefit of this Contract.

B.             The Company shall be permitted to carry underlying quota share reinsurance and underlying excess reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

Article X - Federal Terrorism Recovery

A.           Any loss reimbursement the Company receives from the United States Government under the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance

Extension Act of 2005 (together the “Terrorism Act”) as a result of occurrences commencing during each contract year shall inure to the benefit of this Contract in the proportion that the Company’s insured losses (as defined in the Terrorism Act) in that occurrence under policies reinsured under this Contract bear to the Company’s total insured losses in that occurrence.

B.             If a loss reimbursement received by the Company under the Terrorism Act is based on the Company’s insured losses in more than one occurrence and the United States Government does not designate the amount allocable to each occurrence, the reimbursement shall be prorated in the proportion that the Company’s insured losses in each occurrence bear to the Company’s total insured losses arising out of all occurrences to which the recovery applies.

Article XI - Annuities at Company’s Option

A.           Whenever the Company is required, or elects, to purchase an annuity or to negotiate a structured settlement in excess of the retention of this Contract, either in satisfaction of a judgment or in an out-of-court settlement or otherwise, the cost of the annuity or the structured settlement, as the case may be, shall be deemed part of the Company’s ultimate net loss, provided such annuity or structured settlement terms grant the Company full and final release as respects the indemnity portion of the settlement.  Additionally, it is the Company’s intent to place all annuities or structured settlements with a carrier whose A.M. Best’s rating is “A” or better.

B.             The terms “annuity” or “structured settlement” shall be understood to mean any insurance policy, lump sum payment, agreement or device of whatever nature resulting in the payment of a lump sum by the Company in settlement of any or all future liabilities which may attach to it as a result of an occurrence.

C.             In the event the Company purchases an annuity which inures in whole or in part to the benefit of the Reinsurer, it is understood that the liability of the Reinsurer is not released thereby. In the event the Company is required to provide benefits not provided by the annuity for whatever reason, the Reinsurer shall pay its share of any loss.

Article XII - Reports to the Reinsurer

A.           Whenever a claim or settlement by the Company hereunder is for an amount greater than $1,000,000 and/or whenever a claim appears likely to result in a claim under this Contract, the Company shall notify the Reinsurer.  Further, the Company shall notify the Reinsurer whenever a claim involves a fatality, amputation, spinal cord damage, brain damage, blindness or extensive burns, regardless of liability, including all subsequent developments.  The Reinsurer shall have the right to participate, at its own expense, in the defense of any claim or suit or proceeding involving this reinsurance.  The Company shall also provide any additional information that from time to time may be reasonably required by the Reinsurer to ascertain liability under this Contract.

B.             All claim settlements made by the Company, provided such settlements are within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it is liable upon receipt of reasonable evidence of the amount paid by the Company.

Article XIII - Special Commutation

A.           In the event a Subscribing Reinsurer meets one or more of the following conditions, the Company may require a commutation of that portion of any excess loss hereunder represented by any outstanding claim or claims, including any related loss adjustment expense:

1.               The Subscribing Reinsurer’s A.M. Best’s rating has been assigned or downgraded below A- (including any “Not Rated” rating) and/or Standard & Poor’s rating has been assigned or downgraded below BBB+; or

2.               The Subscribing Reinsurer has ceased assuming new and renewal property and casualty treaty reinsurance business.

“Outstanding claim or claims” shall be defined as known or unknown claims, including any billed yet unpaid claims.  However, unless otherwise mutually agreed, this paragraph A shall not apply unless the outstanding claim or claims is for an amount not less than $5,000.

B.             If the Company elects to require commutation as provided in paragraph A above, the Company shall submit a Statement of Valuation of the outstanding claim or claims as of the last day of the month immediately preceding the month in which the Company elects to require commutation, as determined by the Company.  Such Statement of Valuation shall include the elements considered reasonable to establish the excess loss and shall set forth or attach the information relied upon by the Company and the methodology employed to calculate the excess loss.  The Subscribing Reinsurer shall then pay the amount requested within 30 calendar days of receipt of such Statement of Valuation, unless the Subscribing Reinsurer needs additional information from the Company to assess the Company’s Statement of Valuation or contests such amount.

C.             If the Subscribing Reinsurer needs additional information from the Company to assess the Company’s Statement of Valuation or contests the amount requested, the Subscribing Reinsurer shall so notify the Company within 15 calendar days of receipt of the Company’s Statement of Valuation.  The Company shall supply any reasonably requested information to the Subscribing Reinsurer within 15 calendar days of receipt of the notification.  Within 30 calendar days of the date of the notification or of the receipt of the information, whichever is later, the Subscribing Reinsurer shall provide the Company with its Statement of Valuation of the outstanding claim or claims as of the last day of the month immediately preceding the month in which the Company elects to require commutation, as determined by the Subscribing Reinsurer.  Such Statement of Valuation shall include the elements considered reasonable to establish the excess loss and shall set forth or attach the information relied upon by the Subscribing Reinsurer and the methodology employed to calculate the excess loss.

D.            If agreement, as outlined in paragraphs A, B and C, cannot be reached, either party can abandon the commutation effort, or the Company and the Subscribing Reinsurer may seek to settle any difference by mutually appointing an independent actuary.

E.              If the parties cannot agree on an acceptable independent actuary within 15 calendar days of the date of the Subscribing Reinsurer’s Statement of Valuation, then each party shall appoint an actuary as party arbitrators for the limited and sole purpose of selecting an independent actuary.  If the actuaries cannot agree on an acceptable independent actuary within 15 calendar days of the date of the Subscribing Reinsurer’s Statement of Valuation, the Company shall supply the Subscribing Reinsurer with a list of at least three proposed independent actuaries, and the Subscribing Reinsurer shall select the independent actuary from that list.

F.              Upon selection of the independent actuary, both parties shall present their respective written submissions to the independent actuary.  The independent actuary may, at his or her discretion, request additional information.  The independent actuary shall issue his or her decision within 45 calendar days after the written submissions have been filed and any additional information has been provided.

G.             The decision of the independent actuary shall be final and binding.  The expense of the independent actuary shall be equally divided between the two parties.  For the purposes of this Article, unless mutually agreed otherwise, an “independent actuary” shall be an actuary who satisfies each of the following criteria:

1.               Is regularly engaged in the valuation of claims resulting from lines of business subject to this Contract; and

2.               Is either a Fellow of the Casualty Actuarial Society or of the American Academy of Actuaries; and

3.               Is disinterested and impartial regarding this commutation.

H.            Notwithstanding paragraphs A, B and C above, in the event that the Subscribing Reinsurer no longer meets any of the conditions specified in subparagraph 1 or 2 in paragraph A above, this commutation may continue on a mutually agreed basis.

I.                 Payment by the Subscribing Reinsurer of the amount requested in accordance with paragraph B, C or F above, shall release the Subscribing Reinsurer from all further liability for outstanding claim or claims, known or unknown, under this Contract and shall release the Company from all further liability for payments of salvage or subrogation amounts, known or unknown, to the Subscribing Reinsurer under this Contract.

J.                In the event of any conflict between this Article and any other article of this Contract, the terms of this Article shall control.

K.            This Article shall survive the termination of this Contract.

Article XIV - Salvage and Subrogation

The Reinsurer shall be credited with recoveries from salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder.  Recoveries therefrom shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss.  The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

Article XV - Premium

A.           As premium for each excess layer of reinsurance coverage provided by this Contract, the Company shall pay the Reinsurer the greater of the following for each contract year (except the runoff contract year, if any):

1.               The amount (or pro rata portion thereof if this Contract is terminated prior to the end of any 12-month contract year in accordance with the provisions of the Special Termination Article), shown as “Annual Minimum Premium” for that excess layer in Schedule A attached hereto; or

2.               The percentage, shown as “Premium Rate” for that excess layer in Schedule A attached hereto, of the Company’s net earned premium for the contract year.

B.             The Company shall pay the Reinsurer an annual deposit premium for each excess layer of the amount, shown as “Annual Deposit Premium” for that excess layer in Schedule A attached hereto, in four equal installments of the amount, shown as “Quarterly Deposit Premium” for that excess layer in Schedule A attached hereto, on January 1, April 1, July 1 and October 1 of each contract year (except the runoff contract year, if any).  However, no deposit premium installments shall be due after the effective date of termination.

C.             Within 60 days following the end of each contract year (except the runoff contract year, if any) and within 60 days following the 12-month period thereafter, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for each excess layer for the contract year, computed in accordance with paragraph A, and any additional premium due the Reinsurer for each such excess layer shall be remitted by the Company with its report.  If the premium so computed for any excess layer is less than the previously paid, but more than the minimum premium, for that excess layer, the balance shall be returned by the Reinsurer to the Company within 30 days of the report.

D.            In the event this Contract is terminated on a “runoff” basis, the Company shall pay the Reinsurer premium for each excess layer for the runoff contract year equal to the percentage, shown as “Premium Rate” for that excess layer in Schedule A attached hereto, of the Company’s unearned premium for that excess layer applicable to subject business in force on the effective date of termination, payable in two equal installments on the first day of each six-month period during the runoff contract year.

E.              “Net earned premium” as used herein is defined as the Company’s gross earned premium for the classes of business subject to this Contract, adjusted for experience modification, discounts, credits, surcharges, expense constants and deductible credits, plus or minus the Reinsurer’s pro rata share of any premium arising from audit adjustments, minus premiums paid for facultative reinsurance which inures to the benefit of this Contract.

Article XVI - Late Payments

A.           The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B.             In the event any premium, loss or other payment due either party is not received by the intermediary named in the Intermediary Article (BRMA 23A) (hereinafter referred to as the “Intermediary”) by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.               The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.               1/365ths of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

3.               The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C.             The establishment of the due date shall, for purposes of this Article, be determined as follows:

1.               As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract.  In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2.               Any claim or loss payment due the Company hereunder shall be deemed due 30 business days after the proof of loss and demand for payment is transmitted to the Reinsurer.  If such loss or claim payment is not received within the 30 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss and demand for payment was transmitted to the Reinsurer.

3.               As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 above, the due date shall be as provided for in the applicable section of this Contract.  In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 business days following transmittal of written notification that the provisions of this Article have been invoked.

For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D.            Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract.  If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void.  If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings.  If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

E.              Interest penalties arising out of the application of this Article that are $50,000 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

Article XVII - Offset and Security

A.           Each party hereto has the right, which may be exercised at any time, to offset any amounts, whether on account of premiums or losses or otherwise, due from such party to another party under this Contract or any other reinsurance contract heretofore or hereafter entered into between them, against any amounts, whether on account of premiums or losses or otherwise due from the latter party to the former party.  The party asserting the right of offset may exercise this right, whether as assuming or ceding insurer or in both roles in the relevant agreement or agreements.

B.             Each party hereby assigns and pledges to the other party (or to each other party, if more than one) all of its rights under this Contract to receive premium or loss payments at any time from such other party (“collateral”), to secure its premium or loss obligations to such other party at any time under this Contract and any other reinsurance agreement heretofore or hereafter entered into by and between them (“secured obligations”).  If at any time a party is in default under any secured obligation or shall be subject to any liquidation, rehabilitation, reorganization or conservation proceeding, each other party shall be entitled in its discretion, to apply, or to withhold for the purpose of applying in due course, any collateral assigned and pledged to it by the former party and otherwise to realize upon such collateral as security for such secured obligations.

C.             The security interest described herein, and the term “collateral,” shall apply to all payments and other proceeds in respect of the rights assigned and pledged.  A party’s security interest in collateral shall be deemed evidenced only by the counterpart of this Contract delivered to such party.

D.            Each right under this Article is a separate and independent right, exercisable, without notice or demand, alone or together with other rights, in the sole election of the party entitled thereto, and no waiver, delay, or failure to exercise, in respect of any right, shall constitute a waiver of any other right.  The provisions of this Article shall survive any cancellation or other termination of this Contract.

E.              In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the laws of the insolvent party’s state of domicile.

Article XVIII - Access to Records (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

Article XIX - Liability of the Reinsurer

A.           The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company’s policies and any endorsements thereon.  However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B.             Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

Article XX - Net Retained Lines (BRMA 32E)

A.           This Contract applies only to that portion of any policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B.             The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

Article XXI - Errors and Omissions (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

Article XXII - Currency (BRMA 12A)

A.           Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.             Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

Article XXIII - Taxes (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

Article XXIV - Federal Excise Tax

A.           The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.             In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

Article XXV - Reserves

(Applies only to a reinsurer which (1) does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company’s reserves, or (2) which is or becomes rated “B++” or lower or holds a “Not Rated” rating by A.M. Best or is or becomes rated BBB+ or lower by Standard & Poor’s, unless the Reinsurer has an A.M. Best’s rating of “A” or Standard & Poor’s rating of “A” and group policyholders’ surplus equal to or above $2,000,000,000 at the inception of this Contract)

A.           As regards policies or bonds issued by the Company coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer.  The Reinsurer hereby agrees to fund such reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss adjustment expense relating thereto, losses and allocated loss adjustment expense paid by the Company but not recovered from the Reinsurer, plus reserves for losses and allocated loss adjustment expense incurred but not reported, as shown in the statement prepared by the Company (hereinafter referred to as “Reinsurer’s Obligations”) by Regulation 114 trust accounts, funds withheld, cash advances or a Letter of Credit, or combination thereof.  For purposes of this Contract, the Lloyd’s United States Credit for Reinsurance Trust Fund and the Hannover Re U.S. Master Trust shall be considered acceptable funding instruments.  The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves.

B.             When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank meeting the NAIC Securities Valuation Office credit standards for issuers of Letters of Credit and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s proportion of said reserves.  Such Letter of Credit shall be issued for a period of not less than one year, and shall contain an “evergreen” clause, which automatically extends the term for one year from its date of expiration or any future expiration date unless 30 days (60 days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C.             The Reinsurer and Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1.               To reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

2.               To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract, if so requested by the Reinsurer;

3.               To fund an account with the Company for the Reinsurer’s Obligations.  Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

4.               To pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for subparagraphs 1 or 3, or in the case of subparagraph 4, the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.  All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

D.            The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

E.              At quarterly intervals and as an estimated basis 45 days prior to each December 31, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s Obligations, for the sole purpose of amending the Letter of Credit, in the following manner:

1.               If the statement shows that the Reinsurer’s Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

2.               If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of credit as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

Article XXVI - Insolvency

A.           In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim.  It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor.  The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B.             Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C.             It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

Article XXVII - Arbitration

A.           As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration.  One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd’s London Underwriters.  In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration.  If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, the Umpire shall be appointed in accordance with the procedures of the American Arbitration Association.

B.             Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire.  The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law.  The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties.  Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C.             If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D.            Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration.  In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E.              Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.

Article XXVIII - Service of Suit (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A.           It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States.  Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B.             Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

Article XXIX - Material Changes

A.           It is understood that no material changes in business practices will take place during the term of this Contract that would significantly change the underwriting results of the subject business without prior approval by the Lead Reinsurer (i.e., American Re-Insurance Company, A Delaware Corporation) including, but not limited to, claims handling and/or settlement, and business mix (i.e., hazard group, and class of insureds).  If a material change in the Company’s business practices is to occur during the period, the Reinsurer shall be allowed to negotiate changes in the contractual terms of the Contract retroactively to remedy the change.

B.             It is further agreed that the Company will furnish statutory quarterly and annual financial statements to the Reinsurer at the same time these reports are filed with regulatory authorities.

Article XXX - Agency Agreement

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies (subject to the provisions of the Insolvency Article) for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

Article XXXI - Governing Law (BRMA 71B)

This Contract shall be governed by and construed in accordance with the laws of the State of Florida.

Article XXXII - Intermediary (BRMA 23A)

Benfield Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder.  All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Inc.  Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer.  Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

North Palm Beach, Florida,              this ,              day of ,              in the year ,             .

AmCOMP Preferred Insurance Company
AmCOMP Assurance Corporation
any and all insurance companies which are now or hereafter come under the same ownership or management as the AmCOMP Group

Schedule A

Excess Workers’ Compensation

Reinsurance Contract

Effective:  January 1, 2006

issued to

AmCOMP Preferred Insurance Company

North Palm Beach, Florida

AmCOMP Assurance Corporation

North Palm Beach, Florida

and

any and all insurance companies which are now or

hereafter come under the same ownership or management as the

AmCOMP Group

North Palm Beach, Florida

	First Excess	Second Excess

Company’s Retention	$2,000,000	$5,000,000

Reinsurer’s Per Occurrence Limit	$3,000,000	$5,000,000

Reinsurer’s Terrorism Per Occurrence Limit	$3,000,000	$5,000,000

Reinsurer’s Contract Year Terrorism Limit	$3,000,000	$5,000,000

Annual Minimum Premium	$2,845,800	$734,400

Premium Rate	2.325%	0.600%

Annual Deposit Premium	$3,557,200	$918,000

Quarterly Deposit Premium	$889,300	$229,500

The figures listed above for each excess layer shall apply to each Subscribing Reinsurer in the percentage share for that excess layer as expressed in its Interests and Liabilities Agreement attached hereto.

Nuclear Incident Exclusion Clause - Liability - Reinsurance (U.S.A.)

(Approved by Lloyd’s Underwriters’ Fire and Non-Marine Association)

(1)          This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)          Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision.*

I.      It is agreed that the policy does not apply under any liability coverage, to

(injury, sickness, disease, death or destruction

(bodily injury or property damage

with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II.             Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III.         The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

(a)          become effective on or after 1st May, 1960, or

(b)         become effective before that date and contain the Limited Exclusion Provision set out above;

provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3)          Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision.*

It is agreed that the policy does not apply:

I.                 Under any Liability Coverage to

(injury, sickness, disease, death or destruction

(bodily injury or property damage

(a)          with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(b)         resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

1

II.             Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to

(immediate medical or surgical relief

(first aid,

to expenses incurred with respect to

(bodily injury, sickness, disease or death

(bodily injury

resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III.         Under any Liability Coverage to

(injury, sickness, disease, death or destruction

(bodily injury or property damage

resulting from the hazardous properties of nuclear material, if

(a)          the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b)         the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)          the

(injury, sickness, disease, death or destruction

(bodily injury or property damage

arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to

(injury to or destruction of property at such nuclear facility

(property damage to such nuclear facility and any property thereat.

IV.         As used in this endorsement:

“hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material”, “special nuclear material”, and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; “nuclear facility” means

(a)          any nuclear reactor,

(b)         any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling processing or packaging waste,

(c)          any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

(d)         any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

(With respect to injury to or destruction of property, the word “injury” or “destruction,”

(“property damage” includes all forms of radioactive contamination of property,

(includes all forms of radioactive contamination of property.

V.             The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

(i)             Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii)          statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4)          Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association or the Independent Insurance Conference of Canada.

*NOTE.     The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

21/9/67

N.M.A. 1590

2

Nuclear Incident Exclusion Clause Reinsurance - No. 4

(1)          This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)          Without in any way restricting the operations of Nuclear Incident Exclusion Clause No. 1B - Liability, No. 2 - Physical Damage, No. 3 - Boiler and Machinery and paragraph (1) of this clause, it is understood and agreed that for all purposes as respects the reinsurance assumed by the Reinsurer from the Reassured, all original insurance policies or contracts of the Reassured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at the time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.

Pollution Exclusion Clause - General Liability - Reinsurance

A.           This reinsurance excludes all loss and/or liability accruing to the reinsured company as a result of:

1.               bodily injury or property damage arising out of the actual, alleged or threatened discharge, dispersal, release or escape of pollutants:

a.               at or from premises owned, rented or occupied by a named insured;

b.              at or from any site or location used by or for a named insured or others for the handling, storage, disposal, processing or treatment of waste;

c.               which are at any time transported, handled, stored, treated, disposed of, or processed as waste by or for a named insured or any person or organization for whom a named insured may be legally responsible; or

d.              at or from any site or location on which a named insured or any contractors or subcontractors working directly or indirectly on behalf of a named insured are performing operations:

(i)             if the pollutants are brought on or to the site or location in connection with such operations; or

(ii)          if the operations are to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize the pollutants;

2.               any governmental direction or request that a named insured test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants.

B.             Subparagraphs A(1)(a) and A(1)(d)(i) above do not apply to bodily injury or property damage caused by heat, smoke or fumes from a hostile fire.

C.             “Hostile fire” means a fire which becomes uncontrollable or breaks out from where it was intended to be.

D.            “Pollutants” means any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste.  Waste includes material to be recycled, reconditioned or reclaimed.

BRMA 39C

War Risk Exclusion Clause (Reinsurance)

As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

Nevertheless, this clause shall not be construed to apply to loss or damage occasioned by riots, strikes, civil commotion, vandalism or malicious damage.